Exhibit 99.1


                             SEABULK INTERNATIONAL


PRESS RELEASE


M/V SEABULK PRIDE


Fort Lauderdale, Florida
February 3, 2006

FOR IMMEDIATE RELEASE - At approximately 8:34 a.m. local Alaska time today, the M/V SEABULK PRIDE, a 1998 built double hull tanker, owned and operated by a subsidiary of Seabulk International, Inc. (the Company), was successfully refloated from the grounding that occurred yesterday morning near Nikiski, Alaska. The vessel is under its own power, and there has been no report of any release of cargo or oil from the vessel since it broke away from its moorings. The Company is working and cooperating with the United States Coast Guard and the Alaska Department of Environmental Conservation to perform a technical evaluation prior to its movement to another port for a more detailed survey.

For updates regarding the matter, visit the Unified Command Web Site at http://www.dec.state.ak.us/spar/perp/response/sum_fy06/060202201/060202201_ index.htm

ABOUT SEABULK
-------------

         Seabulk International is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. Seabulk International is a wholly owned subsidiary of SEACOR Holdings Inc. For more information, contact Timothy McKeand, Vice President, at (954) 524-4200 ext. 820 or visit Seabulk's Web Site at www.seabulkinternational.com or SEACOR's Web Site at www.seacorholdings.com